Exhibit 99.1
Performance Shares Agreement
     This Performance Shares Agreement is entered into as of _________, between _________ (the “Recipient”) and Littelfuse, Inc., a Delaware corporation (the “Corporation”), with reference to the following facts:
     A. Pursuant to the Littelfuse, Inc. Equity Incentive Compensation Plan (the “Plan”), the Corporation is authorized to grant awards of rights (“Performance Shares”) to acquire shares of its Common Stock, $.01 par value (the “Common Stock”), on a restricted basis as provided in the Plan to officers and employees of the Corporation or any Subsidiary as an incentive for future performance.
     B. The Corporation desires to grant Performance Shares to the Recipient.
     C. The Compensation Committee of the Board of Directors of the Corporation has established performance criteria to determine the number of Performance Shares that will vest and be converted into Common Stock in accordance with, and subject to, the terms of the Plan, which performance criteria are set forth in Exhibit A attached hereto and incorporated herein.
     Now, Therefore, In Consideration of the foregoing facts and other good and valuable consideration, the parties hereto hereby agree as follows:
     1. Grant of Performance Shares. (a) The Corporation hereby grants to the Recipient an Award of _________ Performance Shares (hereinafter referred to as the “Target Performance Shares Amount”) , subject in all respects to the provisions of the Plan and the terms and conditions set forth herein. Each Performance Share represents the right to earn one (1) share of Common Stock, plus up to one (1) additional Performance Share, in accordance with the formula described in Section 2.
          (b) Plan and Committee. The construction of the terms of this Agreement shall be controlled by the Plan, a copy of which has been made available to the Recipient and which is hereby made a part hereof as though set forth herein verbatim, and the rights of the Recipient are subject to modification and termination in certain events as provided in the Plan. All words and phrases not otherwise defined herein shall have the meanings provided in the Plan. The Committee’s interpretations of and determinations under any of the provisions of the Plan or this Agreement shall be conclusive.
     2. Number of Performance Shares Deemed Earned. (a) The number of Performance Shares which the Recipient shall earn pursuant to this Agreement shall be determined pursuant to the formula set forth in Exhibit A during the period of three (3) consecutive fiscal years of the Corporation commencing with the fiscal year in which the Performance Shares are granted (hereinafter said three (3) year period shall be referred to as the “Performance Period”). If the Corporation achieves the performance target set forth in Exhibit A, the Recipient shall earn a number of Performance Shares equal to the Target Performance Shares Amount. If the Corporation does not achieve the performance target, the Recipient may nevertheless earn a number of Performance Shares equal to a percentage of the Target Performance Shares Amount, as set forth in Exhibit A. If the Corporation exceeds the performance target, the Recipient may be eligible to earn a number of Performance Shares in addition to the Target Performance Shares Amount in accordance with Exhibit A, provided that the total number of Performance Shares earned shall not exceed two times the Target Performance Shares Amount. The number of earned Performance Shares resulting from said formula shall be referred to as the “Earned Performance Shares Amount.” Except as otherwise provided below, all Performance Shares that are not earned pursuant to such formula shall be null and void and the Recipient shall not be entitled to any shares of Common Stock or other payment with respect thereto.
     (b) In the event that the Corporation or any Subsidiary shall be a party to any merger or consolidation or acquisition of assets, shall sell all or substantially all of its assets or enter into any other transaction which, in the good faith opinion of the Committee, will have a material effect (either positive or negative) on the formula described in Exhibit A or the ability of the Recipient to obtain the economic benefit contemplated by this Agreement, the Committee shall appropriately and reasonably adjust the formula contained in Exhibit A to provide the Recipient with substantially the same opportunity to obtain substantially the same economic benefit that the Recipient would have if said transaction had not been entered into, said adjustment to be evidenced in a writing delivered by the Corporation to the Recipient.
     (c) In the event that at anytime during the Performance Period, there shall occur any changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations, exchanges of shares, separations, reorganizations, liquidations and the like, the Committee shall appropriately and reasonably adjust the Target Performance Shares Amount and the Earned Performance Shares Amount.
     (d) Notwithstanding the foregoing, if the Recipient is a Named Executive Officer, the Recipient shall not be entitled to any shares of Common Stock unless and until the Committee has determined and certified that the targets set forth in Exhibit A have been satisfied, in accordance with the requirements of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”).
     3. Issuance of Shares of Common Stock. In the event that the Recipient is deemed to have earned any Performance Shares pursuant to the provisions of Section 2 hereof, a number of shares of Common Stock which is equal to the Earned Performance Shares Amount shall be issued in the Recipient’s name as soon as practicable following the end of the Performance Period, but in no event later than the following March 15. Upon issuance of such shares of Common Stock, the Recipient shall be a stockholder with respect to such shares and shall have all the rights of a stockholder with respect to such shares, including but not limited to, the right to vote such shares, to receive dividends and other distributions paid with respect to such shares, and to sell such shares (subject to Section 6 and applicable law).

     4. Restrictions. The Performance Shares awarded pursuant to this Agreement and any shares of Common Stock which may be deemed to be earned or owing with respect thereto shall be subject to the following terms and conditions:
     (i) the Recipient shall not be entitled to delivery of the Common Stock until the end of the Performance Period, except as otherwise provided in Section 5;
     (ii) none of the Performance Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of;
     (iii) all of the Performance Shares shall be forfeited and cancelled and all rights of the Recipient to such Performance Shares and any Common Stock which may be deemed to be earned or owing with respect thereto shall terminate without further obligation on the part of the Corporation in the event that the Recipient ceases to be an Employee on or prior to the last day of the Performance Period, for any reason, except as otherwise provided in Section 5;
     (iv) Notwithstanding any other provision of this Section 4, or of Section 5, upon the occurrence of any of the Forfeiture Events described in Section 11.4 of the Plan, all rights to Performance Shares, whether or not previously vested, shall be forfeited, and the Recipient may be required to repay the Award Amount, in accordance with the provisions of Section 11.3 of the Plan.
     5. Accelerated Vesting and Delivery of Performance Shares. The Performance Shares shall vest in full, and the Recipient shall be entitled to receive the number of shares of Common Stock set forth below, or cash payments in lieu thereof as soon as practicable (except as otherwise provided in Section 5(iii) or 4(iv)) after the first to occur of the following events prior to the end of the Performance Period:
     (i) the death of the Recipient, in which event the Recipient’s beneficiary shall receive a number of shares of Common Stock equal to the Target Performance Shares Amount multiplied by a fraction, the numerator of which is the number of whole months in the Performance Period that have elapsed prior to the date of death and the denominator of which is the total number of months in the Performance Period;
     (ii) the termination of the Recipient’s employment by reason of Disability, in which event the Recipient shall receive a number of shares of Common Stock equal to the Target Performance Shares Amount multiplied by a fraction, the numerator of which is the number of whole months in the Performance Period that have elapsed prior to the termination of employment and the denominator of which is the total number of months in the Performance Period;

     (iii) the termination of the Recipient’s employment due to an Eligible Retirement; in which event the Recipient shall be entitled to receive, following the end of the Performance Period, the number of shares of Common Stock equal to the Earned Performance Shares Amount in accordance with Section 3 multiplied by a fraction, the numerator of which is the number of whole months in the Performance Period that elapsed prior to the Recipient’s Eligible Retirement and the denominator of which is the total number of months in the Performance Period; or
     (iv) the occurrence of a Change in Control, in which event the Recipient shall receive a number of shares of Common Stock equal to the Target Performance Shares Amount.
Notwithstanding the foregoing, upon the occurrence of an event described in Section 5(i), 5(ii) or 5(iv), the Committee may, in its sole discretion, authorize the issuance of a larger number of shares than provided in the applicable provision based upon the Recipient’s and the Corporation’s performance through the date of the event, but in no event more than two times the Target Performance Shares Amount.
     6. Compliance with Law. No shares of Common Stock shall be issued pursuant to this Agreement unless said issuance is in compliance with applicable federal and state tax and securities laws.
     6.1. Certificate Legends. Any certificate for shares of Common Stock issued pursuant to this Agreement shall bear any legends deemed necessary or appropriate by the Corporation.
     6.2. Representations of the Recipient. At the request of the Corporation, the Recipient will deliver to the Corporation such signed representations as may be necessary, in the opinion of counsel satisfactory to the Corporation, for compliance with applicable federal and state securities laws.
     6.3. Resale. In addition to the restrictions contained in the Plan, the Recipient’s ability to transfer shares of Common Stock issued pursuant to this Agreement or securities acquired in lieu thereof or in exchange therefor may be restricted under federal or state securities laws. The Recipient shall not resell or offer for resale such shares of Common Stock or securities unless they have been registered or qualified for resale under all applicable federal and state securities laws or an exemption from such registration or qualification is available in the opinion of counsel satisfactory to the Corporation.
     7. Notice. Every notice or other communication relating to this Agreement shall be in writing and shall be mailed or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided, however, that unless and until some other address be so designated, all notices or communications by the Recipient to the Corporation shall be mailed or delivered to the Corporation to the attention of its Secretary at 800 E. Northwest Highway, Des Plaines, Illinois 60016, and all notices or communications by the Corporation to the Recipient may be given to the Recipient personally or may be mailed to the Recipient at the most recent address which the Recipient has provided in writing to the Corporation.
     8. Tax Treatment. The Recipient acknowledges that the tax treatment respecting the shares of Common Stock issued pursuant to this Agreement or any events or transactions with respect thereto may be dependent upon various factors or events which are not determined by the Plan or this Agreement. It is the intent of the Corporation that all Common Stock be delivered, and all cash payments in lieu of shares of Common Stock be paid, not later than the fifteenth day of the third month of the year following the year in which the Recipient’s right thereto is no longer subject to a substantial risk of forfeiture, so that all deferrals of compensation hereunder shall constitute short-term deferrals not subject to Section 409A of the Code. Notwithstanding the foregoing, the Corporation makes no representations to the Recipient with respect to and hereby disclaims all responsibility as to such tax treatment.
     9. Withholding Taxes. The Corporation shall subtract from the number of shares of Common Stock issued to the Recipient a number of shares equal to the minimum statutory amount of any federal, state or local withholding tax requirement divided by the Fair Market Value of a share of Common Stock, and rounded to the next higher number of whole shares. Such number of shares shall be treated as paid in cash pursuant to Section 9.4 of the Plan, and the Corporation shall deposit the amount of required tax withholding and pay to the Recipient the cash value of any fractional share. Notwithstanding the foregoing, the Compensation Committee shall have the right to cause the Corporation to use any other reasonable method of satisfying its tax withholding obligation, including without limitation withholding taxes from other compensation owed to the Recipient or requiring the Recipient to remit to the Corporation an amount sufficient to satisfy all or any portion of the withholding tax obligation. In any event, all tax withholding requirements shall be satisfied prior to the issuance or delivery of any shares of Common Stock to the Recipient.
     10. Effect on Pension and Retirement Plans. The Corporation and the Recipient agree that neither the value of any Performance Shares or shares of Common Stock issued, nor the amount of any cash paid, to the Recipient pursuant to this Agreement shall be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Corporation or any subsidiary including, for avoidance of doubt, the Littelfuse, Inc. Supplemental Executive Retirement Plan.

     In Witness Whereof, the Corporation and the Recipient have executed this Performance Shares Agreement effective as of the date first set forth above.

Littelfuse, Inc.	Recipient:

By

Its

Exhibit A
PERFORMANCE CRITERIA